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                                                              Exhibit 99.11


                         CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the following with respect to this Post-Effective Amendment No. 21 to the Registration Statement (File No. 33-51294) on Form N-1A under the Securities Act of 1933, as amended, of Morgan Stanley Fund, Inc. (consisting of, among others, Morgan Stanley Money Market Fund and Morgan Stanley Government Obligations Money Market Fund, successors to the PCS Money Market and PCS Government Obligations Money Market Portfolios):

     - The reference to our Firm under the heading "Financial Highlights" in the Prospectus.


Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania

October 23, 1997